NEWS	Fonar Corporation and Subsidiaries
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2019 2nd Quarter and Six Months Financial Results

Total Revenues – Net, increased 6% to $41.9 million, for the six month period ended December 31, 2018, versus same six month period during prior year.

Income from Operations increased 9% to $11.5 million, for the six month period ended December 31, 2018, versus same six month period during prior year.

Provision for Income Taxes - Due to a re-evaluation of the need for a deferred tax valuation allowance, the Company was required to record a full tax provision for the six months ended December 31, 2018 in the amount of $2.3 Million, a 208% increase as compared to a tax provision of only $0.8 million for the six months ended December 31, 2017.

Net Income decreased by 5% to $9.4 million for the six month period ended December 31, 2018, versus same six month period one year earlier, as a result of the Company’s requirement to re-evaluate the need for a deferred tax valuation allowance and record a full Provision for Income Taxes in the amount of $2.3 million.

Diluted Net Income per Common Share available to Common Shareholders decreased 15% to $0.99 for the six month period ended December 31, 2018, versus same six month period one year earlier, due to the Company's need to re-evaluate its deferred tax valuation allowance and record a full Provision for Income Taxes in the amount of $2.3 million.

Cash and cash equivalents increased by 19% to $23.3 million for the six month period ended December 31, 2018, versus the fiscal year ended June 30, 2018.

Working Capital increased by 18% to $62.0 million for the six month period ended December 31, 2018, versus the fiscal year ended June 30, 2018.

MELVILLE, NEW YORK, February 11, 2019 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 2nd Quarter of Fiscal 2019 and the six month period ended December 31, 2018. The Company’s two industry segments are: development, manufacturing and servicing of the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI, and management of 26 MRI centers through its subsidiary, Health Management Company of America (HMCA).

The Company’s popular UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal full weight-bearing UPRIGHT® position. FONAR has a substantial list of patents for the many features of the UPRIGHT® MRI which is unique for its ability to image the gravity sensitive regions of the human anatomy, especially the brain, extremities, spine and cerebrospinal fluid (CSF) flow.

Financial Highlights

Income from Operations, for the six month period ended December 31, 2018, increased 9% to $11.5 million as compared to the six month period ended December 31, 2017, of $10.6 million.

FONAR CORPORATION AND SUBSIDIARIES

 Income from Operations, for the quarter ended December 31, 2018, increased 3% to $6.0 million, as compared to the quarter ended December 31, 2017, of $5.8 million.

Total Revenues – Net, for the six month period ended December 31, 2018, increased 6% to $41.9 million as compared to the six month period ended December 31, 2017, of $39.5 million.

Total Revenues – Net, for the quarter ended December 31, 2018 increased 5% to $21.2 million as compared to the quarter ended December 31, 2017, of $20.2 million.

Provision for Income Taxes for the six month period ended December 31, 2018, increased 208% to $2.3 million as compared to the six month period ended December 31, 2017, of $0.8 million, resulting from the re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision for the six months December 31, 2018 in the amount of $2.3 Million.

Provision for Income Taxes for the quarter ended December 31, 2018, increased 111% to $1.2 million as compared to the quarter ended December 31, 2017, of $0.6 million. Due to a re-evaluation of the need for a deferred tax valuation allowance, the Company was required to record a full tax provision for the quarter ending December 31, 2018 in the amount of $1.2 million.

Net Income, for the six month period ended December 31, 2018, decreased 5% to $9.4 million, as compared to the six month period ended December 31, 2017, of $9.8 million. The decrease is due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision for the six months December 31, 2018 in the amount of $2.3 Million, a 208% increase as compared to a tax provision of only $0.8 million for the six months ended December 31, 2017.

Net Income, for the quarter ended December 31, 2018, decreased 7% to $4.9 million, as compared to the quarter ended December 31, 2017, of $5.2 million. This decrease is also due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision.

Net Income Available to Common Stockholders, for the six month period ended December 31, 2018, decreased 13% to $6.4 million, as compared to the six month period ended December 31, 2017, of $7.4 million. The decrease is due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision for the six months December 31, 2018 in the amount of $2.3 Million, a 208% increase as compared to a tax provision of only $0.8 million for the six months ended December 31, 2017.

Net Income Available to Common Stockholders, for the quarter ended December 31, 2018, decreased 15% to $3.3 million as compared to the quarter ended December 31, 2017, of $3.9 million. This decrease is also due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision.

Diluted Net Income per Common Share Available to Common Stockholders, for the six month period ended December 31, 2018, decreased 15% to $0.99 per share, as compared to the six month period ended December 31, 2017, of $1.16 per share. The decrease is due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision for the six months ended December 31, 2018 in the amount of $2.3 million, a 208% increase as compared to a tax provision of only $0.8 million for the six months ended December 31, 2017.

Diluted Net Income per Common Share Available to Common Stockholders, for the quarter ended December 31, 2018, decreased 16% to $0.51 per share, as compared to the quarter ended December 31, 2017, of $0.61 per share. This decrease is also due to a re-evaluation of the need for a deferred tax valuation allowance and requirement to record a full tax provision.

FONAR CORPORATION AND SUBSIDIARIES

Total Assets, at December 31, 2018, increased 4% to $122.9 million, as compared to $118.3 million at June 30, 2018.

Total Current Assets, at December 31, 2018, increased 10% to $73.6 million, as compared to $67.1 million at June 30, 2018.

Total Cash and Cash Equivalents, at December 31, 2018, increased 19% to $23.3 million, as compared to $19.6 million at June 30, 2018.

Total Liabilities, at December 31, 2018, were $13.0 million, as compared to $16.1 million at June 30, 2018.

Total Current Liabilities, at December 31, 2018, were $11.6 million, as compared to $14.6 million at June 30, 2018.

The Total Assets / Total Liabilities ratio increased 28% to 9.4 for the six month period ended December 31, 2018 as compared to 7.4 at June 30, 2018.

Significant Event

On November 10, 2018, FONAR Founder Raymond Vahan Damadian, M.D., received ‘The Excellence in Medicine Medal of Honor’ from the Chiari & Syringomyelia Foundation at Brooks’s in London, England.

Fraser Henderson, M.D., a neurosurgeon and a member of the steering committee for the Chiari & Syringomyelia Foundation said: “Raymond Damadian revolutionized medicine with the discovery and development of MRI.”

Professor Donlin Long, M.D., former Chairman of Neurosurgery at Johns Hopkins University called it: “the single most important diagnostic discovery in the history of all of medicine.”

The award citation included: In 1970, Raymond Damadian made the discovery that is the basis for MR scanning - that there is a marked difference in relaxation times between normal and abnormal tissues of the same type, as well as between different types of normal tissues. This seminal discovery, which remains the basis for the making of every MRI image ever produced, is the foundation of the MRI industry.

Management Discussion

President and CEO, Timothy R. Damadian said, “We are very pleased with the results, in particular the 9% increase in Income from Operations for the 6-month period ending on December 31, 2018.

“It’s important to point out that our net income is being affected by the Company’s requirement to record a full Provision for Income Taxes. Fortunately, there are ample tax loss carry-forwards for the company to utilize. Changes in the tax law have benefited the Company by lowering its tax rate, further extending the benefit by reducing future cash outlays, once net operating losses are fully utilized.

“HMCA’s continuing success is fundamentally attributable to the ever-expanding appeal of FONAR MRI technology among patients and physicians. Patients strongly prefer the UPRIGHT® MRI, also known as the Stand-Up® MRI, for its openness, unlike the more conventional ‘tunnel MRIs.’

“Physicians are drawn to the UPRIGHT® MRI as well, for two reasons: They can accommodate their patients’ preferences without compromising on diagnostic image quality, and for the many instances where the anatomy of interest needs to be viewed in any of its normal weight-bearing positions, such as the lower back with the patient standing or sitting, the UPRIGHT® is the only MRI that can do it.

“It’s great technology, but it has to be properly marketed, and the patients and their physicians have to be pleased with the service provided at all 26 HMCA-managed facilities. Our highly experienced, skilled and dedicated management team has successfully achieved that objective year in and year out.

“Looking ahead, we continue to evaluate potential acquisitions, but, as always, we will not take unnecessary risks for short term gains. Apart from acquisitions, we continue to increase patient volume at our existing centers and, at the same time, search for areas whose demographics satisfy our criteria for new locations.”

FONAR CORPORATION AND SUBSIDIARIES

Raymond V. Damadian, M.D., Chairman of the Board of Directors of FONAR Corporation, said: “I am pleased to report that a peer-reviewed, research chapter, found on-line at IntechOpen.com, gives credit to the FONAR UPRIGHT® MRI. It says: ‘The FONAR upright weight bearing MRI has been shown to be most sensitive in detecting cerebellar tonsillar ectopia since the weight-bearing posture presents the cerebellar tonsils further distended into the foramen magnum.’ Later in the chapter, it also says, 'Upright Cine MRI of the cranio-cervical junction demonstrates CSF flow dynamics.' These give significant credit to the FONAR UPRIGHT® Multi-Position™ MRI.”

Dr. Damadian continued: “Essentially, this chapter reports the latest FONAR UPRIGHT® (fully weight-loaded) evidence regarding the craniocervical junction syndrome. My own research, using the FONAR UPRIGHT® Multi-Position™ MRI, indicates that the craniocervical junction syndrome is a major cause of many neuro-degenerate diseases. I am delighted to see that other researchers are finding such significant value while using our scanner.

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2018	June 30, 2018
Cash and cash equivalents	$23,287	$19,634
Accounts receivable – net	3,806	3,814
Accounts receivable - related party	60	—
Medical receivable – net	14,154	13,351
Management and other fees receivable – net	23,478	21,863
Management and other fees receivable – related medical practices – net	5,966	5,535
Inventories	1,657	1,431

Costs and estimated earnings in excess of billings on uncompleted contracts	87	87
Prepaid expenses and other current assets	1,129	1,350
Total Current Assets	73,624	67,065
Income taxes receivable	1,200	1,200
Deferred income tax asset	20,348	22,689
Property and equipment - net	17,344	16,492
Goodwill	3,985	3,985
Other intangible assets - net	5,160	5,602
Other Assets	1,205	1,278
Total Assets	$122,866	$118,311

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2018	June 30, 2018
Current Liabilities:
Current portion of long-term debt and capital leases	$39	$39
Accounts payable	1,294	1,300
Other current liabilities	5,285	8,178
Unearned revenue on service contracts	4,027	4,192
Unearned revenue on service contracts - related party	55	—
Customer advances	930	858
Total Current Liabilities	11,630	14,567
Long-Term Liabilities:
Deferred income tax liability	239	239
Due to related medical practices	93	227
Long-term debt and capital leases, less current portion	290	306
Other liabilities	758	737
Total Long-Term Liabilities	1,380	1,509
Total Liabilities	13,010	16,076

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	December 31, 2018	June 30, 2018
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2018 and June 30, 2018, 313 issued and outstanding at December 31, 2018 and June 30, 2018	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2018 and June 30, 2018, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2018 and June 30, 2018, 6,369 and 6,299 issued at December 31, 2018 and June 30, 2018; 6,357 and 6,288 outstanding at December 31, 2018 and June 30, 2018	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at December 31, 2018 and June 30, 2018, .146 issued and outstanding at December 31, 2018 and June 30, 2018	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2018 and June 30, 2018, 383 issued and outstanding at December 31, 2018 and June 30, 2018	—	—
Paid-in capital in excess of par value	181,131	179,132
Accumulated deficit	(72,902)	(79,773)
Notes receivable from employee stockholders	(9)	(9)
Treasury stock, at cost - 12 shares of common stock at December 31, 2018 and June 30, 2018	(675)	(675)
Total Fonar Corporation Stockholder Equity	107,501	98,676
Non controlling interests	2,355	3,559
Total Stockholders' Equity	109,856	102,235
Total Liabilities and Stockholders' Equity	$122,866	$118,311

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	For the Three Months
REVENUES	Ended December 31,
	2018	2017
Patient fee revenue, net of contractual allowances and discounts	$5,921	$9,537
Provision for bad debts for patient fee	—	(4,571)
Patient fee revenue – net	5,921	4,966
Product sales – net	395	276
Service and repair fees – net	2,021	2,352
Service and repair fees – related parties - net	28	28
Management and other fees – net	10,573	10,340
Management and other fees – related medical practices – net	2,287	2,206
Total Revenues – Net	21,225	20,168
COSTS AND EXPENSES
Costs related to patient fee revenue	2,702	2,570
Costs related to product sales	317	246
Costs related to service and repair fees	746	753
Costs related to service and repair fees – related parties	11	9
Costs related to management and other fees	5,904	5,826
Costs related to management and other fees – related medical practices	1,405	1,261
Research and development	550	407
Selling, general and administrative	3,610	3,286
Total Costs and Expenses	15,245	14,358
Income From Operations	5,980	5,810
Interest Expense	(25)	(48)
Investment Income	122	58
Other Expense	—	(5)
Income Before Provision for Income Taxes and Non Controlling Interests	6,077	5,815
Provision for Income Taxes	(1,213)	(575)
Net Income	4,864	5,240
Net Income - Non Controlling Interests	(1,312)	(1,051)
Net Income - Controlling Interests	$3,552	$4,189
Net Income Available to Common Stockholders	$3,332	$3,926
Net Income Available to Class A Non-Voting Preferred Stockholders	$164	$196
Net Income Available to Class C Common Stockholders	$56	$67
Basic Net Income Per Common Share Available to Common Stockholders	$0.52	$0.62
Diluted Net Income Per Common Share Available to Common Stockholders	$0.51	$0.61
Basic and Diluted Income Per Share-Class C Common	$0.15	$0.17
Weighted Average Basis Shares Outstanding-Common Stockholders	6,357	6,287
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,485	6,415
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	For the Six Months Ended December 31,
	2018	2017
REVENUES
Patient fee revenue, net of contractual allowances and discounts	$11,446	$18,190
Provision for bad debts for patient fee	—	(8,321)
Patient fee revenue – net	11,446	9,869
Product sales – net	445	439
Service and repair fees – net	4,152	4,616
Service and repair fees – related parties - net	55	55
Management and other fees – net	21,257	20,111
Management and other fees – related medical practices – net	4,575	4,412
Total Revenues – Net	41,930	39,502
COSTS AND EXPENSES
Costs related to patient fee revenue	5,276	5,049
Costs related to product sales	322	389
Costs related to service and repair fees	1,491	1,533
Costs related to service and repair fees – related parties	20	18
Costs related to management and other fees	11,660	11,384
Costs related to management and other fees – related medical practices	2,787	2,411
Research and development	987	755
Selling, general and administrative	7,869	7,367
Total Costs and Expenses	30,412	28,906
Income From Operations	11,518	10,596
Interest Expense	(50)	(92)
Investment Income	230	104
Other (Expense) Income	—	(7)
Income Before Provision for Income Taxes and Non Controlling Interests	11,698	10,601
Provision for Income Taxes	(2,341)	(760)
Net Income	9,357	9,841
Net Income - Non Controlling Interests	(2,486)	(1,933)
Net Income - Controlling Interests	$6,871	$7,908
Net Income Available to Common Stockholders	$6,444	$7,413
Net Income Available to Class A Non-Voting Preferred Stockholders	$318	$369
Net Income Available to Class C Common Stockholders	$109	$126
Basic Net Income Per Common Share Available to Common Stockholders	$1.01	$1.18
Diluted Net Income Per Common Share Available to Common Stockholders	$0.99	$1.16
Basic and Diluted Income Per Share-Class C Common	$0.28	$0.33
Weighted Average Basic Shares Outstanding-Common Stockholders	6,351	6,287
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,479	6,415
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383